SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 12th, 2002


                         BLUEPOINT LINUX SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)


     Indiana                      000-25797                      35-2070348
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)


 4F., Xinyang Building, Bagua 4th Road
Shenzhen, Guangdong 518029, P.R. China                              518029
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: 011867552450750

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On May 24, 2002, directors and shareholders Yu Deng, Shengmiao Liao, Zhe Kang, Yihuo Ye and Ling Li entered into a Stock Purchase Agreement (the "Agreement") with Xin Liu and Jun Liu for the procurement by Mssrs. Xin Liu and Jun Liu of 11,400,000 shares of common stock.

Pursuant to the terms of the Agreement, Xin Liu purchased 1,800,000 shares from Yu Deng, 300,000 shares from Zhe Kang, 1,200,000 shares from Yihuo Ye, and 2,700,000 shares from Ling Li, for a total acquisition of 6,000,000 shares or 29.3% of the outstanding common stock. Jun Liu purchased 2,550,000 shares from Shengmiao Liao and 2,850,000 shares from Zhe Kang, for a total acquisition of 5,400,000 shares or 26.4% of the outstanding common stock. In consideration for the purchase of the shares, Mssrs. Xin Liu and Jun Liu paid the total sum of 1,000,000 Yuan (or approximately USD$121,950.00) to the named sellers.

In accordance with the Agreement, the Board of Directors has accepted the resignations of Board members Zhe Kang, Ling Li, and Yihuo Ye, effective upon the appointment of new Board members. The registrant has appointed Xin Liu, Jun Liu, and Frank Kwai Shing to the Board to fill the three vacant seats until the next annual shareholder meeting can be held.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of July 12th, 2002. Regarding the beneficial ownership of the Company's Common Stock the table lists: (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each Director and Executive Officer and (iii) all Directors and Executive Officer(s), of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned.

Name and Address                  Number of Shares
of Beneficial Owner               Beneficially Owned           Percent of Class
-------------------               ------------------           ----------------
Yu Deng(1)                         2,400,000 shares                  11.7%
6-704,#2 HuaFa Bei Road,
Shenzhen, China

YiHuo Ye(2)                                0 shares                     0%
Floor 18, HuaRun Building,
No.8 JianGuoMen North St,
Beijing, China

Zhe Kang(2)                                0 shares                     0%
Dormitory of Shenzhen
Special Zone Daily,
Shenzhen, China

ShengMiao Liao(3)                  1,200,000 shares                   5.9%
602, B Building, HuiYaYuan,
Shenzhen, China

Ling Li (2)                                0 shares                     0%
602, B Building, HuiYaYuan,
Shenzhen, China

Xin Liu(4)                         6,000,000 shares                  29.3%
8F., Xinyang Building
Bagua 4th Road
Futian District
Shenzhen, P.R. China

Jun Liu(4)                         5,400,000 shares                  26.4%
8F., Xinyang Building
Bagua 4th Road
Futian District
Shenzhen, P.R. China

Frank Kwai Shing(4)                        0 shares                   0.0%
30/F., Two Pacific Place,
88 Queensway,
Hong Kong

(1) Director, Chairman of Board, President
(2) Former Director
(3) Vice President, Director
(4) Newly Appointed Director

RESUME OF NEWLY APPOINTED DIRECTORS

MR. XIN LIU, AGE 33, DIRECTOR

Mr. Liu obtained Bachelor of Science degree in physics from ChengDu Technology University in 1990. From 1990 to 1992, he was employed as a secretary of director by GuiLin Holiday Hotel. In 1992, he founded Launch Tech Co., Ltd. From 1992 to present, he has served as the Chairman of the Board of Launch Tech Co., Ltd. Launch is a leading manufacturer of vehicle diagnose, repair and maintenance equipment in China.

MR. JUN LIU, AGE 31, DIRECTOR

Mr. Jun Liu obtained Bachelor of Science degree in electronics from QingHua University in 1992. From 1992 to 1993, he was employed by ShenZhen Shangda Tech & Electron Co., Ltd. From 1993 to present, he has been the co-founder, director and general manager of Launch Tech Co., Ltd.

MR. FRANK KWAI SHING, AGE 28, DIRECTOR

Mr. Frank Kwai Shing obtained a bachelor degree in economics and philosophy from Clark University in the United States. He has acquired more than four years experience in corporate finance with a regional investment banking corporation in Hong Kong, where he is specialized in the fields of initial public offerings, private equity placement and mergers and acquisitions, and is responsible for assisting state and privately owned corporations in the PRC to raise capitals in the international capital market. He obtained a bachelor degree in economics and philosophy from Clark University in the United States.

ITEM  6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     In accordance with the Agreement stated above, the Board of Directors has accepted the resignations of Board members Zhe Kang, Ling Li, and Yihuo Ye, effective upon the appointment of new Board members. The registrant has appointed Xin Liu, Jun Liu, and Frank Kwai Shing to the Board to fill the three vacant seats until the next annual shareholder meeting can be held. There was no disagreement with the outgoing board members.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bluepoint Linux Software Corporation
(Registrant)


Date: July 12th, 2002
                                        /s/ Yu Deng
                                        ----------------------------------------
                                        Yu Deng, Director/President

                                        /s/ Shengmiao Liao
                                        ----------------------------------------
                                        Shengmiao Liao, Director, Vice President

                                        /s/ Xin Liu
                                        ----------------------------------------
                                        Xin Liu, Director

                                        /s/ Jun Liu
                                        ----------------------------------------
                                        Jun Liu, Director

                                        /s/ Frank Kwai Shing
                                        ----------------------------------------
                                        Frank Kwai Shing, Director